UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 12, 2010
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     As previously reported, on January 5, 2010, Finisar Corporation (“Finisar”) filed a complaint for patent infringement in United States District Court for the Northern District of California. The complaint alleges that certain optoelectronic transceivers from Source Photonics, Inc., MRV Communications, Neophotonics Corp., and Oplink Communications, Inc. (collectively “Defendants”) infringe eleven Finisar patents. The patents are directed to, for example, (i) processor controlled laser diode calibration, (ii) real-time monitoring of transceiver operating parameters with improved diagnostic data storage and access, and (iii) fiber optic module design. Finisar’s complaint asks the Court to enter judgment (a) that Defendants have infringed, actively induced infringement of, and/or contributorily infringed the patents-in-suit, (b) preliminarily and permanently enjoining the Defendants from further infringement of the patents-in-suit, or, to the extent not so enjoined, ordering Defendants to pay compulsory ongoing royalties for any continuing infringement of the patents-in-suit, (c) ordering that Defendants account, and pay actual damages (but no less than a reasonable royalty), to Finisar for Defendants’ infringement of the patents-in-suit, (d) declaring that Defendants are willfully infringing one or more of the patents-in-suit and ordering that Defendants pay treble damages to Finisar, (e) ordering that Defendants pay Finisar’s costs, expenses, and interest, including prejudgment interest, (f) declaring that this is an exceptional case and awarding Finisar its attorneys’ fees and expenses, and (g) granting Finisar such other and further relief as the Court deems just and appropriate, or that Finisar may be entitled to as a matter of law or equity.
     On March 12, 2010, Defendants filed their answers and counterclaims to Finisar’s complaint. Defendants’ affirmative defenses are based on non-infringement, invalidity, statutes of limitations, prosecution history estoppel, laches, estoppel, and other defenses. Defendants also counterclaimed for a declaratory judgment of invalidity of the Finisar patents; monopolization of the digital diagnostic technology market in violation of Section 2 of the Sherman Act; attempted monopolization of the optical transceiver market in violation of Section 2 of the Sherman Act; a declaratory judgment of unenforceability for patent misuse; breach of purported contract with the Small Form Factor Committee; and unfair competition under the California Business Professions Code § 17200 et seq. In addition, Source Photonics counterclaimed for patent infringement of U.S. Patent Nos. 7,200,336 and 7,650,077, and Neophotonics counterclaimed for patent infringement of U.S. Patent Nos. 6,826,330 and 6,888,983.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 15, 2010

Finisar Corporation
By:	/s/ Christopher E. Brown
Christopher E. Brown
Vice President, General Counsel and Secretary

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